UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
September 18, 2009
Date of report (Date of earliest event reported)
ADVANCED BIOENERGY, LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52421	20-2281511

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10201 Wayzata Boulevard, Suite 250
Minneapolis, Minnesota		55305

(Address of principal executive offices)		(Zip Code)
Telephone Number: (763) 226-2701
(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective September 18, 2009, Revis L. Stephenson III resigned from his position as director of the Board of Directors (the “Board”) of Advanced BioEnergy, LLC (the “Company”) for reasons set forth in a letter attached to this Current Report on Form 8-K as Exhibit 17.1, which is hereby incorporated by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective as of September 18, 2009, the members of the Company approved an amendment (the “Amendment”) to the Company’s Third Amended and Restated Operating Agreement (as amended by the Amendment, the “Amended Operating Agreement”) to provide the Board with authority, by majority vote of all directors other than the interested director, to remove any director who was elected as a director while an employee of the Company if that person is no longer employed by the Company.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the full text of section 5.3(c) of the Company’s Amended Operating Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1, which is hereby incorporated by reference.

Item 9.01	Exhibits.
3.1	Third Amended and Restated Operating Agreement of the Company dated as of February 1, 2006, as amended September 18, 2009.

17.1	Correspondence from Revis L. Stephenson III to the Board of Directors of the Company, dated September 18, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2009		ADVANCED BIOENERGY, LLC
	By:	/s/ Richard R. Peterson
Richard R. Peterson
Chief Executive Officer, President and Chief Financial Officer

EXHIBIT INDEX

No.	Description	Manner of Filing
3.1	Third Amended and Restated Operating Agreement of the Company dated as of February 1, 2006, as amended September 18, 2009.	Filed electronically

17.1	Correspondence from Revis L. Stephenson III to the Board of Directors of the Company, dated September 18, 2009	Filed electronically